Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Seasons Series Trust of our report dated May 25, 2018, relating to the financial statements and financial highlights of SA Allocation Balanced Portfolio (formerly Allocation Balanced Portfolio), SA Allocation Growth Portfolio (formerly Allocation Growth Portfolio), SA Allocation Moderate Growth Portfolio (formerly Allocation Moderate Growth Portfolio), SA Allocation Moderate Portfolio (formerly Allocation Moderate Portfolio, SA Columbia Focused Growth Portfolio, SA Columbia Focused Value Portfolio , SA Multi-Managed Diversified Fixed Income Portfolio (formerly Diversified Fixed Income Portfolio), SA Multi-Managed Growth Portfolio (formerly Multi-Managed Growth Portfolio), SA Multi-Managed Income/Equity Portfolio (formerly Multi-Managed Income/Equity Portfolio), SA Multi-Managed Income Portfolio (formerly Multi-Managed Income Portfolio), SA Multi-Managed International Equity Portfolio (formerly International Equity Portfolio), SA Multi-Managed Large Cap Growth Portfolio (formerly Large Cap Growth Portfolio), SA Multi-Managed Large Cap Value Portfolio (formerly Large Cap Value Portfolio), SA Multi-Managed Mid Cap Growth Portfolio (formerly Mid Cap Growth Portfolio), SA Multi-Managed Mid Cap Value Portfolio (formerly Mid Cap Value Portfolio), SA Multi-Managed Moderate Growth Portfolio (formerly Multi-Managed Moderate Growth Portfolio), SA Multi-Managed Small Cap Portfolio (formerly Small Cap Portfolio), SA Putnam Asset Allocation Diversified Growth Portfolio (formerly Asset Allocation: Diversified Growth Portfolio), SA T. Rowe Price Growth Stock Portfolio (formerly Stock Portfolio) and SA Wellington Real Return Portfolio (formerly Real Return Portfolio), which appears in the Seasons Series Trust’s Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP

Houston, Texas
July 24, 2018